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                                                                   EXHIBIT 10.94

      This AMENDMENT TO LEASE AGREEMENT (the "Amendment"), made and entered into this the 30th day of July, 2004, by and between CSX TRANSPORTATION, INC., a Virginia corporation as operator for New York Central Lines LLC, along with its subsidiaries and affiliates (collectively, "Lessor"), and CENTRAL RAILROAD COMPANY OF INDIANAPOLIS, an Indiana Corporation, d/b/a Chicago, Ft. Wayne & Eastern Railroad ("Lessee").

      WITNESSETH:

      WHEREAS, Lessor and Lessee have entered into a lease agreement dated July 26, 2004 (the "Lease Agreement"), for land and track between Tolleston, Indiana, and Crestline, Ohio, from milepost QF 191.28 (excluding Crestline Yard) at or near Crestline station to milepost QF 441.71 at or near Tolleston station (Fort Wayne Corridor), from Milepost QFD 86.57 to Milepost QFD 70.38 (Decatur Secondary, and from Milepost QFS 69.24 to Milepost QFS 62.85 (Spore Industrial Track) (the "Line"); and

      WHEREAS, Lessor and Lessee have entered into a Locomotive Run-Through Agreement dated July 30, 2004, for the use of locomotives in conjunction with the Unit Grain Operations ("Power Agreement"); and

      WHEREAS, Lessor and Lessee desire to amend the Lease Agreement to adjust for certain expenses associated with the use of Lessor's locomotive power over the Line with respect to unit grain trains originating at Hamlet, Indiana for Starke County Farmer's Coop; Decatur, Indiana for Bunge; and Lima, Ohio for Cargill ("Unit Grain Operations").

      NOW, THEREFORE, the parties hereto, in consideration of the premises, closing of the transaction described above, and other good and valuable consideration, receipt of which is hereby acknowledged, do mutually agree to amend the Lease Agreement as follows:

      1). The foregoing recitals are incorporated as though fully restated herein

      2). The annual rent due under the Lease Agreement shall be reduced by $5,000 for each unit train operated by Lessee on the Line using Lessor's locomotive power for Unit Grain Operations and as to which Lessee shall have been assessed charges for that locomotive power under the Power Agreement ("Annual Rent Adjustment").

      3). The initial Annual Rent Adjustment to be applied with respect to the annual rental payment due on or before August 1, 2004, will be calculated based on 105 qualifying unit trains. The Annual Rent Adjustment to be applied with respect to the annual rental payment due on or before August 1, 2005, will be calculated based on the actual train count, determined in the manner set forth in paragraph 2 above, from August 1, 2004 through April 30, 2005, annualized. The Annual Rent Adjustment to be applied with respect to the annual rental payment due in all subsequent years will be calculated based on the actual train count, determined per paragraph 2 above again, over the 12-

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month period beginning May 1 of the prior year and ending April 30 of the year in which the annual rental payment is due.

      4). The $5,000 Annual Rent Adjustment factor shall increase or decrease in the same proportion as the R-1 rate in the Power Agreement.

      5). Paragraph 3 (a) of the Lease Agreement is hereby modified and amended to reduce the number of five (5) year renewal terms addressed in that paragraph from two (2) to one (1). Lessor and Lessee further agree that, provided the renewal term provided for in paragraph 3(a) is exercised, and upon its expiration, the Lease Agreement may be further renewed for an additional five
(5) year term upon and subject to the mutual approval and agreement of such a renewal and its terms by both Lessor and Lessee.

      6). The terms and provisions of the Lease Agreement are hereby ratified and confirmed, except to the extent modified by this Amendment.

      In witness whereof, the parties hereto have caused this Amendment to be signed by their duly authorized officers in duplicate effective the day and year first above written.

                                              CSXT Transportation, Inc.
WITNESS:

/s/ Heidi Bash                                /s/ Les Passa
-----------------------------------           ----------------------------------
Name:  HEIDI BASH                             Name: Les Passa
Title: DIRECTOR                               Title: VP Strategic PLng & Process
                                                     Improvement

                                              Central Railroad Company of

WITNESS:                                      Indianapolis

/s/ Matthew J. Devine                         /s/ Michael Howe
-----------------------------------           ----------------------------------
Name:   MATTHEW J. DEVINE                     Name : MICHAEL HOWE
Title : SVP-Corporate Development             Title: EVP + CFO